EXHIBIT 11


                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING

                                                                                           Three Months
                                                                                               Ended
                                                                                        September 30, 1998
                                                                                        ------------------


      Weighted average number of basic shares outstanding                                    7,675,455
      Stock option plan shares to be issued at prices
         ranging from $3.50 to $18.00 per share                                                774,487
      Less:     Assumed purchase at average market price during the period using proceeds  received  upon  exercise  of options  and  purchase of stock,  and using tax benefits of compensation  due to premature
                dispositions                                                                  (735,610)

                                                                                             ---------
      Weighted average number of diluted shares outstanding                                  7,714,332
                                                                                             =========